UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: August 1, 2006

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EDGETECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-49721	65-0181535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 North Federal Highway, Suite 302, Pompano Beach, Florida 33062

(Address of principal executive offices, including zip code)

(866) 439-3343

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On August 1, 2006, the Registrant and The Silverman & Minahan Group, LLC (“SMG”) entered into an amendment (“Amendment”) to an agreement (“Agreement”) between such parties dated as of April 20, 2006. The Agreement was previously filed as an exhibit to the Registrant’s Form 8-K filed with the Commission on April 26, 2006.

The Agreement provides, generally, for: (a) SMG to purchase $3,000,000 of the Registrant’s restricted common stock from time to time within three and one half months from the date of the Agreement, with the price per share on each closing date to be based on the opening bid price on such date, less a twenty five percent discount; and (b) for SMG to have certain demand registration rights as described therein relating to the purchased shares.

To date, SMG and certain SMG designees have purchased $535,000 of such shares in accordance with the above-described pricing provisions.

The Amendment modifies the purchase time period to provide for an additional sixty days from the date of the Amendment and ratifies and approves SMG’s designee authority subject to the Company’s sole discretion and approval as to any designee.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements - Not Applicable

(b)

Pro-forma financial information - Not Applicable

(c)

Shell company transaction - Not Applicable

(d)

Exhibits

Exhibit No.	Description
10.10	Amendment to Stock Purchase Agreement dated August 1, 2006 by and between the Registrant and SMG

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGETECH INTERNATIONAL, INC.
By:	/s/ LEV PARNAS
Lev Parnas, Chief Executive Officer

Dated: August 4, 2006

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